                                                           Clayton Utz
                                                           Lawyers
                                                           Levels 19-35
                                                           No.1 O'Connell Street
                                                           Sydney NSW 2000
                                                           Australia

29 July 2005                                               PO Box H3
                                                           Australia Square
                                                           Sydney NSW 1215
                                                           DX 370 Sydney
Securitisation Advisory Services Pty Limited
Level 8                                                    T +61 2 9353 4000
48 Martin Place                                            F +61 2 8220 6700
SYDNEY  NSW   2000                                         www.claytonutz.com
Our reference: 11457/13327

Dear Sirs

COMMONWEALTH BANK OF AUSTRALIA: GLOBAL MORTGAGE BACKED SECURITIES

We have acted for Securitisation Advisory Services Pty. Limited ("SAS") in
connection with the preparation of the Registration Statement on Form S-3 (the
"REGISTRATION STATEMENT") and the Base Prospectus (the "BASE PROSPECTUS") and
form of Prospectus Supplement (the "FORM OF PROSPECTUS SUPPLEMENT") forming a part thereof (together, the "PROSPECTUS") filed with the Securities and Exchange
Commission under the United States Securities Act of 1933, as amended.

Definitions in the Prospectus apply in this opinion. Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.       DOCUMENTS

         We have examined the following documents filed as exhibits to the
Registration Statement:

         (a)  a conformed copy of the Master Trust Deed dated 8 October 1998 (as amended) between SAS and Perpetual Trustee Company Limited;

         (b)  a form of Series Supplement;

         (c)  a form of Note Trust Deed;

         (d)  a form of Security Trust Deed;

         (e)  a form of Liquidity Facility Agreement;

         (f)  a form of Standby Redraw Facility Agreement;

         (g)  a form of ISDA Master Agreement - Interest Rate Swap Agreement;

         (h)  a form of ISDA Master Agreement - CBA Currency Swap Agreement;

         (i)  a form of ISDA Master Agreement - Third Party Currency Swap
              Agreement;

         (j)  a form of Underwriting Agreement;

         (k)  a form of Agency Agreement; and

29 July 2005
Securitisation Advisory Services Pty Limited
--------------------------------------------------------------------------------

         (l)  a copy of the Prospectus.

2.       ASSUMPTION

         For the purposes of giving this opinion we have assumed that where a form of a document has been submitted to us it will be executed in that form.

3.       QUALIFICATIONS

         Our opinion is subject to the following qualifications.

         (a)  We express no opinion as to any laws other than the laws of each
              Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of the United
              States.

         (b)  Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Base
              Prospectus and in the related Prospectus Supplement for a series of Offered notes.

4.       OPINION

         Based on the assumption and subject to the qualifications set out above we are of the opinion that while the section entitled "Australian Tax
         Matters" in the Base Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Offered notes, we hereby confirm that, if we are acting as Australian tax counsel with respect to any series of Offered notes, the opinions set forth in the Base Prospectus under the heading
         "Australian Tax Matters" which discuss the material Australian income tax consequences of the purchase ownership and disposition of the
         Offered notes (as modified by the statements, if any, in the related
         Prospectus Supplement for that series of Offered notes) accurately reflect our opinion. There can be no assurance, however, that the tax conclusions presented in the Base Prospectus under the heading
         "Australian Tax Matters" (as modified by the related Prospectus
         Supplement for a series of Offered notes) will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which may be applied retroactively with respect to completed transactions.

We consent to the filing of this letter as an exhibit to the Registration
Statement on Form S-3 filed with the Prospectus and to the references to this firm under the heading "Australian Tax Matters" and "Enforcement of Foreign
Judgments in Australia" in the Base Prospectus and under the heading "Legal
Matters" in the Base Prospectus and the Form of Prospectus Supplement, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully

/s/ Mark Friezer

MARK FRIEZER, PARTNER
+61 2 9353 4227
mfriezer@claytonutz.com